UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2019 (March 22, 2019)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 22, 2019, Allergan plc (“Allergan”) filed its 2019 definitive proxy materials with the Securities and Exchange Commission in connection with the Company’s Annual General Meeting of Shareholders to be held on May 1, 2019, which included the following information:

•

Demonstrating the continued commitment of the Board of Directors (the “Board”) to strong governance practices and responsiveness to ongoing shareholder feedback, Allergan announced today that it has adopted a policy to provide that the Chairman of the Board shall be an independent member of the Board to be phased in with the next leadership transition.

•

The Board of Directors also formed a Mergers and Acquisitions Committee to provide focused oversight on mergers, acquisitions, divestitures and other transactions. The Mergers and Acquisitions Committee is comprised of Robert J. Hugin as Chair, Christopher J. Coughlin, Thomas C. Freyman and Michael E. Greenberg, PhD.

•	Additionally, the Board of Directors adopted enhancements to its already-robust Lead Independent Director role, responding to shareholder input and further strengthening the position.

•	Allergan announced that Catherine M. Klema will not be standing for re-election to the Board at the 2019 Annual General Meeting of Shareholders.

•	Allergan also announced that Thomas C. Freyman will become the Chair of the Compensation Committee of the Board, effective as of Ms. Klema’s retirement from the Board.

Details of these governance enhancements are outlined in the Company’s 2019 proxy materials. The Board of Directors strongly encourages Allergan shareholders to review the Company’s 2019 Proxy Statement and 2018 Annual Report to Shareholders, which can be found at the Company’s website at https://www.allergan.com/investors/financial-information/proxy-materials and at www.proxyvote.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2019	Allergan plc

	By:	/s/ A. Robert D. Bailey

A. Robert D. Bailey
EVP and Chief Legal Officer and Corporate Secretary